AMENDED AND RESTATED NOTE REPAYMENT AGREEMENT


      THIS AMENDED AND RESTATED NOTE REPAYMENT AGREEMENT (the "Agreement") is made and entered into as of this 17th day of July, 1997, and amends and restates in its entirety that certain Note Repayment Agreement, dated as of April 11, 1996 (as amended and restated hereby, the "Agreement"), by and among CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation ("Checkers"), NASHVILLE TWIN DRIVE-THRU PARTNERS, L.P., a Tennessee limited partnership ("NTDT"), JONES & JONES TWIN DRIVE-THRU, INC., a Tennessee corporation and a general partner of NTDT ("Jones & Jones"), NTD ENTERPRISES, INC., a Tennessee corporation and a general partner of NTDT ("NTD"), and ROLAND L. JONES, an individual ("Jones") (NTDT, Jones & Jones, NTD and Jones are collectively referred to herein as the "NTDT Parties").

      WHEREAS, NTDT holds a promissory note of Checkers, dated March 31, 1995, in the original principal amount of $1,354,287.00 (the "Note"); and

      WHEREAS, Checkers and the NTDT Parties have entered into the Note Repayment Agreement, pursuant to which Checkers was granted the right to repay the Note by delivering to NTDT shares of the common stock of Checkers ("Common Stock"); and

      WHEREAS, Checkers and NTDT desire to amend and restate the Agreement to provide for an exchange of the Note for a series of subordinated promissory notes, with an aggregate principal amount equal to the outstanding balance due under the Note, which new notes will be convertible by NTDT into shares of Common Stock pursuant to the terms and conditions hereof;

            NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

            1.01 PURCHASE AND SALE OF THE NOTE. Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein, Checkers agrees to purchase from NTDT, and NTDT agrees to sell, assign, transfer and deliver to Checkers, free and clear of any and all liens, encumbrances, liabilities, claims, charges and restrictions of any kind or nature whatsoever, all of NTDT's right, title and interest (which will be good, valid and complete) in and to the Note.

            1.02 NON-ASSUMPTION OF LIABILITIES. None of the provisions of this Agreement will be deemed to create any obligation or liability of Checkers to any person or entity other than NTDT, whether under a third-party beneficiary theory, successor liability theory or otherwise.

                                   ARTICLE II

                                 PURCHASE PRICE

      The aggregate purchase price (the "Purchase Price") payable to NTDT for the Note will be equal to the outstanding balance (principal and accrued interest) due under the Note on the Closing Date (as hereinafter defined). The Purchase Price shall be payable by delivery at Closing (as hereinafter defined) of promissory notes issued by Checkers to NTDT (the "New Notes") with an aggregate principal balance equal to the Purchase Price. Each of the New Notes shall be issued with an original principal amount of $100,000, except for one New Note which shall be issued in a principal amount equal to the remainder resulting from dividing the Purchase Price by $100,000. The New Notes shall be subordinated to Checkers' primary debt facility, pursuant to the same terms as the Note. The New Notes shall be convertible into shares of the common stock of Checkers, par value $.001 per share ("Common Stock"), as provided in Article III hereof. The New Notes shall be issued in the form attached hereto as Exhibit A.


                                   ARTICLE III

                             CONVERSION OF NEW NOTES

            3.01 CONVERSION PRIVILEGE AND CONVERSION PRICE. Subject to and upon compliance with the provisions of this Article, at the option of NTDT, each of the New Notes may be converted from time to time (so long as NTDT has not been notified by Checkers that the effectiveness of the Registration Statement (as defined in Section 6.01 hereof) is suspended) at the principal amount thereof into fully paid and nonassessable shares of Common Stock at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Checkers shall have the option of paying in cash the balance due under any New
Note in lieu of issuing shares of Common Stock upon the exercise by NTDT of its right of conversion with respect to any New Note. If Checkers elects to repay such New Note in cash (including principal and accrued interest), such payment shall be delivered to NTDT within 15 business days after delivery to Checkers of NTDT's notice (delivered pursuant to Section 3.02 hereof) of its intention to convert the New Note.

      The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be the arithmetic average (rounded to the nearest penny) of the closing sale price per share of the Common Stock as reported on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal) for the three full trading days ending on the business day immediately preceding the date on which NTDT delivers to Checkers notice of its intent to convert as provided in Section 3.02 hereof.

           3.02 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, NTDT shall surrender the New Note to be converted, duly endorsed or assigned to Checkers or in blank, at its office at 600 Cleveland Street, Eighth Floor, Clearwater, Florida 34615, accompanied by written notice to Checkers at such office that NTDT has elected to convert such New Note into shares of Common Stock.

      Provided that NTDT has not been notified by Checkers that the effectiveness of the Registration Statement (as defined in Section 6.01 hereof) is suspended, a New Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such New Note for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of NTDT as the holder of such New Note shall cease and NTDT shall be treated for all purposes as the record holder of the Common Stock into which such New Note is convertible at such time. If NTDT shall surrender a New Note along with notice of its election to convert such New Note at a time when the effectiveness of the Registration Statement is suspended, then (i) Checkers shall hold the New Note in trust for the benefit of NTDT until the effectiveness of the Registration Statement is recontinued and (ii) the Conversion Date shall be the day that Checkers gives notice to NTDT that the effectiveness of the Registration Statement is recontinued and the New Note shall be deemed to have been converted immediately prior to the close of business on such date, and at such time the rights of NTDT as the holder of such New Note shall cease and NTDT shall be treated for all purposes as the record holder of the Common Stock into which such New Note is convertible at such time.

           3.03 DELIVERY OF SHARES. Within seven business days after any Conversion Date, Checkers shall cause to be delivered to NTDT one or more certificates in the name of NTDT representing the shares of Common Stock issuable upon conversion of the related New Note.

      Checkers' delivery to NTDT of the fixed number of shares of the Common Stock into which the New Note is convertible shall be deemed to satisfy Checkers' obligation to pay the principal amount of the New Note subject to Checker's obligations set forth in Section 6.02 hereof. Checkers shall also deliver to NTDT with the certificates representing the Common Stock a check in payment of all interest accrued on the converted New Note from the end of the prior interest period through the Conversion Date.

            3.04 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of a New Note. If more than one New Note shall be surrendered for conversion at one time, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the New Notes so surrendered. In the event that the number of shares of Common Stock to be issued includes a fractional share, the number of shares shall be rounded up or down to the nearest whole number of shares.

            3.05 COMPANY TO RESERVE COMMON STOCK. Checkers shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the New Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding New Notes.

            3.06 TAXES ON CONVERSIONS. Checkers will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of New Notes pursuant hereto. Checkers shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of NTDT, and no such issue or delivery shall be made unless and until NTDT has paid to Checkers the amount of any such tax, or has established to the satisfaction of Checkers that such tax has been paid.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NTDT

            NTDT represents and warrants to Checkers (each of which shall be deemed material and independently relied upon by Checkers) as follows:

            4.01   ORGANIZATION  AND  STANDING.   NTDT  is  a  partnership  duly
organized, validly existing and in good standing under the laws of the State of Tennessee with full power and authority to own its properties and assets.

            4.02 AUTHORITY. Subject to receipt of the approval and consent of the partners of NTDT, NTDT has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein in accordance with the terms of this Agreement.

            4.03 AUTHORIZATION. Other than obtaining the consent of the partners of NTDT, NTDT has taken all necessary actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of NTDT, enforceable against NTDT in accordance with its terms.

            4.04 TITLE TO THE NOTE. NTDT has good, valid and complete title to the Note.

            4.05 LITIGATION AND DISPUTES. There is no claim, litigation or proceeding pending or, to the knowledge of NTDT, threatened, against or with respect to NTDT, and there exists no basis or grounds for any such suit, action, proceeding, claim or investigation, which affects the title or interest of NTDT to or in the Note or which would prevent or affect the consummation of the transactions contemplated by this Agreement by NTDT.

            4.06 REGISTRATION STATEMENT. None of the information regarding NTDT supplied or to be supplied by NTDT for inclusion (i) in the Registration Statement (as hereinafter defined) or any Resale Registration Statement (as hereinafter defined) to be filed by Checkers with the Securities and Exchange Commission ("SEC") in connection with the registration of the Common Stock issued hereunder, or (ii) in any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated in this Agreement, as the same may be updated by written notice from NTDT to Checkers from time to time, will at the respective time such documents are filed and, in the case of the Registration Statement or any Resale Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF CHECKERS

            Checkers represents and warrants to NTDT (each of which shall be deemed material and independently relied upon by NTDT) as follows:

            5.01 ORGANIZATION AND STANDING. Checkers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted. Checkers is in good standing and duly qualified to conduct business as a foreign corporation in each of the jurisdictions in which the nature of its business or the ownership of its properties requires such qualification and in which failure to be so qualified would have a material adverse effect on the business, operations, assets, financial position or prospects of Checkers.

            5.02 CORPORATE AUTHORITY. Checkers has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein in accordance with the terms of this Agreement.

            5.03 CORPORATE AUTHORIZATION. Checkers has taken all necessary corporate actions to authorize and approve the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Checkers, enforceable against Checkers in accordance with its terms.

            5.04 CAPITALIZATION. As of May 1, 1997, the authorized capital stock of Checkers consisted of (i) 100,000,000 shares of Common Stock, of which 60,540,409 shares were issued and outstanding, and (ii) 2,000,000 shares of preferred stock, $.001 par value per share, of which 87,719 shares were issued and outstanding. All of the issued and outstanding shares of Common Stock are validly issued, fully paid, nonassessable and outstanding and not issued in violation of the preemptive rights of any stockholder.

            5.05 REQUIRED CONSENTS. Except for the registration of the New Notes and the shares of Common Stock to be issued hereunder with the SEC and under the blue sky laws of the State of Tennessee, no consents or approvals of any public body or authority and no consents or waivers from any other parties to any agreements or other instruments are required for the lawful consummation on the part of Checkers of the transactions contemplated by this Agreement.

            5.06 REGISTRATION STATEMENT. None of the information included (i) in the Registration Statement or any Resale Registration Statement and (ii) in any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated in this Agreement will at the respective time such documents are filed and, in the case of the Registration Statement or any Resale Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, except that no representation or warranty is being made with respect to information supplied by NTDT to Checkers for inclusion therein. All documents which Checkers is responsible for filing with the SEC and any regulatory authority in connection with the Registration Statement or any Resale Registration Statement will comply as to form in all material respects with the provisions of applicable law.

                                   ARTICLE VI

                              COVENANTS OF CHECKERS

            Checkers covenants to NTDT as follows:

           6.01 PREPARATION OF THE REGISTRATION STATEMENT. Checkers shall prepare and file with the SEC a registration statement on Form S-4 (including the related prospectus), and required amendments thereto or supplements to any prospectus contained therein (the "Registration Statement"), and all necessary or appropriate related securities law or blue sky filings required in the State of Tennessee (together with all amendments and supplements thereto, the "Blue Sky Filings"), relating to the issuance of the New Notes and the shares of Common Stock issuable upon conversion of the New Notes, and shall use its commercially reasonable best efforts to have the same declared effective by the SEC as expeditiously as practicable, and shall use its commercially reasonable best efforts to keep such Registration Statement and Blue Sky Filings current for such period of time as is required for NTDT to complete the conversion of all of the New Notes into shares of Common Stock, so long as NTDT proceeds in good faith to convert such New Notes and sell the shares of Common Stock received upon conversion in a prompt but orderly manner as described in Section
6.03 hereof; provided, however, that Checkers shall have the right (i) to defer the initial filing or request for acceleration of effectiveness or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of Checkers and upon the advice of counsel to Checkers, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning Checkers, disclosure of which at the time is not, in the opinion of the board of directors of Checkers upon the advice of counsel, (a) otherwise required, and (b) in the best interests of Checkers. Checkers shall not voluntarily take any action that would cause more than a 90-day delay in filing or requesting acceleration of effectiveness or a 90-day suspension of effectiveness. The Registration Statement will not cover resales of the Common Stock. When the Registration Statement is declared effective by the SEC, Checkers shall give NTDT prompt notice of such fact and shall supply NTDT with sufficient copies of the prospectus contained in such Registration Statement to enable NTDT to send copies to each of its partners in connection with calling of a meeting of such partners for the purpose of voting on this Agreement and the transactions contemplated herein. Checkers shall give NTDT notice of any suspensions and recontinuations of the effectiveness of the Registration Statement. Subject to the foregoing, Checkers shall file all such post effective amendments and supplements to the Registration Statement and Blue Sky Filings as may be necessary, in its judgment, to keep such Registration Statement and Blue Sky Filings current.

            6.02 GUARANTEE OF PROCEEDS FROM THE SALE OF THE COMMON STOCK. The parties acknowledge that the intent of this Section is to provide a mechanism under which NTDT will receive cash from (i) the sale of Common Stock issued upon the conversion of the New Notes, (ii) the sale of Common Stock issued pursuant to the terms of this Section 6.02 in payment of a Price Differential (as defined herein), and (iii) the repayment of any New Note or the repurchase of any shares of Common Stock as provided in this Section 6.02, which cash will be equal in the aggregate to, but not in excess of, the Purchase Price. In order to effectuate the foregoing, and provided that NTDT proceeds in good faith (as described in Section 6.03) to convert the New Notes and sell all of the Common Stock received upon the conversion of the New Notes in a reasonably prompt but orderly manner (subject to the limitations set forth in Section 7.06), if the aggregate Net Proceeds (gross proceeds less brokers' commissions and discounts) from the sale of such stock is less than the Purchase Price, Checkers shall issue to NTDT additional shares of Common Stock with a value equal to the difference between the Purchase Price and the aggregate Net Proceeds received from the sale of the Common Stock (such difference is hereinafter referred to as the "Initial Price Differential"). Checkers shall issue instructions to its transfer agent to issue to NTDT the additional shares of Common Stock within five business days after the delivery to Checkers of the last confirmation slip relating to the final sale of the Common Stock issued upon the conversion of all of the New Notes. NTDT shall instruct all brokers selling the Common Stock on its behalf to furnish to Checkers and its counsel a copy of the confirmation slip relating to each sale of Common Stock at the same time as such confirmation slip is provided to NTDT. The number of shares to be issued (the "Stock Payment") shall be equal to the amount determined by dividing the Initial Price Differential by the arithmetic average (rounded to the nearest penny) of the closing sale price per share of the Common Stock as reported on the Nasdaq Stock Market's National Market (as reported in The Wall Street Journal) for the three full trading days immediately preceding the date on which Checkers issues instructions to its transfer agent to issue such additional shares (such average closing sale price being referred to hereinafter as the "Resale Price" for such shares).

      Checkers shall promptly prepare and file a registration statement and all necessary or appropriate related state securities law or blue sky filings under which Checkers shall register the Common Stock representing the Stock Payment and NTDT may sell the shares representing the Stock Payment upon the terms and conditions provided in Section 6.04 below. In the event that the aggregate Net Proceeds from the sale of such shares is less than the Initial Price Differential, Checkers shall issue additional shares of Common Stock with a value equal to the difference between the Purchase Price and the aggregate Net Proceeds received from the sale of (a) the Common Stock issued to NTDT upon the conversion of the New Notes and (b) the Common Stock constituting the Stock Payment (such difference is hereinafter referred to as the "Second Price Differential"), as provided above with respect to the Initial Price Differential. Checkers shall register the same and NTDT may sell the same as provided in Section 6.04 below with respect to the Stock Payment. Checkers and NTDT will continue this process until such time as there is no Price Differential realized by NTDT on the sale of any batch of Common Stock issued in payment of a Price Differential on a previous batch of Common Stock.

      Notwithstanding any other provision of this Agreement, Checkers shall have the option at any time to deliver cash to NTDT in lieu of additional shares of Common Stock in order to pay any Price Differential. Checkers also shall have the right to require NTDT at any time to sell to Checkers any shares held by NTDT which were acquired upon conversion of a New Note or which represent part of a Stock Payment at a price per share equal to the applicable Conversion Price or Resale Price thereof. In the event that NTDT should receive aggregate Net Proceeds from the sale of Common Stock issued upon the conversion of the New Notes and/or pursuant to the terms of this Section 6.02 in excess of the Purchase Price, or in the event that once NTDT has received Net Proceeds equal to the Purchase Price it still holds any New Notes or shares of Common Stock delivered by Checkers upon the conversion of a New Note or pursuant to this
Section 6.02, then NTDT shall promptly deliver to Checkers such excess Net Proceeds, the remaining New Notes and the excess shares of Common Stock.

            6.03 PROCEEDING IN GOOD FAITH TO CONVERT THE NEW NOTES AND SELL THE SHARES OF COMMON STOCK. The parties agree that NTDT will be deemed to be proceeding in good faith to convert the New Notes and sell the Common Stock in a reasonably prompt but orderly manner if it sells in each three-month period commencing with the three month period beginning on the day after the Closing Date and continuing in each consecutive three-month period thereafter at least 90% of the lesser of (i) the maximum number of shares of Common Stock permitted to be sold during such period under Rule 144 promulgated under the Securities Act of 1933 or (ii) the maximum number of shares permitted to be sold during such period under Section 7.06 hereof without regard to sales on upticks (as defined therein). NTDT may convert the New Notes one or more at a time, in its discretion, with one New Note being converted immediately after the sale of all of the shares of Common Stock received upon the conversion of the previously converted New Note.

            6.04 REGISTRATION OF COMMON STOCK CONSTITUTING THE STOCK PAYMENTS. As soon as practicable after the issuance of the Common Stock constituting the Stock Payment and any subsequent Stock Payments, if any, Checkers shall prepare and file a registration statement on Form S-3 (if it is eligible to use such form), or such other form as it deems suitable (together with all amendments and supplements thereto, the "Resale Registration Statement"), and all necessary or appropriate related Blue Sky Filings (together with all amendments and supplements thereto), under which Checkers shall register the shares of Common Stock issued in payment of a Price Differential pursuant to Section 6.02. Checkers shall also use its commercially reasonable best efforts to have the Resale Registration Statement declared effective by the SEC as expeditiously as practicable, and shall keep such Resale Registration Statement and Blue Sky Filings current for such period of time as is required for NTDT to complete the sale of all shares of Common Stock registered therein, so long as NTDT proceeds in good faith to sell such shares in a prompt but orderly manner, as provided in
Section 6.03; provided, however, that Checkers shall have the right (i) to defer the initial filing or request for acceleration of effectiveness, or (ii) after effectiveness, to suspend effectiveness of the Resale Registration Statement (to be later recontinued) if, in the good faith judgment of the board of directors of Checkers and upon the advice of counsel to Checkers, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning Checkers, disclosure of which at the time is not, in the opinion of the board of directors of Checkers upon the advice of counsel, (a) otherwise required, and (b) in the best interests of Checkers. Checkers shall not voluntarily take any action that would cause more than a 90-day delay in filing or requesting acceleration of effectiveness or a 90-day suspension of effectiveness. Checkers shall give NTDT notice of effectiveness and any suspensions and recontinuations of the effectiveness of the Resale Registration Statement. Subject to the foregoing, Checkers shall file all such post effective amendments and supplements to the Resale Registration Statement and Blue Sky Filings as may be necessary, in its judgment, to keep such Resale Registration Statement and Blue Sky Filings current. NTDT may proceed to sell the shares registered in the Resale Registration Statement beginning on the date the Resale Registration Statement is declared effective by the SEC. Notwithstanding the foregoing, Checkers shall not be obligated to register shares for sale in the states of Arizona or Nevada, unless the costs of registration in such states, including filing fees and reasonable attorneys' fees, are paid by NTDT.

            6.05 PAYMENT OF CURRENT INTEREST. Checkers acknowledges that the annual interest rate on the Note is currently 18%, and agrees that the Note shall continue to bear interest at an annual rate of 18% until the Closing Date. Until the Closing Date, Checkers shall continue to pay to NTDT on the first day of each month an amount in cash equal to the interest due under the Note for the preceding month. On the Closing Date, Checkers shall pay in cash the interest accrued through the Closing Date on the Note. Following the Closing Date, the

New Notes shall bear interest at an annual rate of 18% until their conversion into Common Stock. Checkers shall pay to NTDT on the first day of each month an amount in cash equal to the interest due under the New Notes for the preceding month.

            6.06 PAYMENT OF INTEREST ON VALUE OF UNSOLD SHARES. Beginning on the first day of the month following the Conversion Date with respect to a converted New Note, and on the first day of each month thereafter until all of the shares of Common Stock received upon the conversion of such New Note are sold, Checkers shall pay to NTDT in cash an amount equal to .00049315% (representing an annual rate of 18%) of the value of each such share of Common Stock for each day during such month that the share was held by NTDT. The value of each such share shall be deemed to be the applicable Conversion Price for such share of Common Stock. Similarly, if additional shares of Common Stock are issued by Checkers to NTDT pursuant to the terms of Section 6.02, then beginning on the first day of the month following the issuance of such additional shares and on the first day of each month thereafter until all of the shares of Common Stock issued under
Section 6.02 are sold, Checkers shall pay to NTDT in cash an amount equal to .00049315% (representing an annual rate of 18%) of the value of each such share of Common Stock for each day during such month that the share was held by NTDT. The value of each such share shall be deemed to be the applicable Resale Price for such share of Common Stock.

            6.07 ADDITIONAL PAYMENTS. Upon the execution hereof by NTDT, Checkers shall pay to NTDT in cash the amount of One Hundred Thousand Dollars ($100,000.00), to be applied against the principal balance due under the Note. Beginning on August 15, 1997, and on the 15th day of each month thereafter through October 15, 1997, in the event that the Registration Statement has not been declared effective by the SEC prior to such date, Checkers shall pay to NTDT in cash the amount of One Hundred Thousand Dollars ($100,000.00), to be applied against the principal balance due under the Note. Notwithstanding any other provision contained in this Agreement, all remaining principal due under the Note and any accrued but unpaid interest thereon shall be payable on November 15, 1997, if the Registration Statement is not declared effective by the SEC before such date.

            6.08 PAYMENT OF LEGAL EXPENSES. Upon the execution hereof by NTDT, Checkers shall pay to NTDT Ten Thousand Dollars ($10,000.00) as partial reimbursement for legal fees incurred by NTDT in connection with this Agreement and related matters.

            6.09 COVENANT AS TO COMMON STOCK. Checkers covenants that all shares of Common Stock which may be issued upon conversion of the New Notes or pursuant to the terms of Section 6.02 hereof will upon issue be fully paid and nonassessable and, except as provided in Section 3.06, Checkers will pay all taxes, liens and charges with respect to the issue thereof.

      Checkers will list or cause to have quoted the shares of Common Stock issued upon conversion of the New Notes or pursuant to the terms of Section 6.02 hereof on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

            6.10 EQUAL TREATMENT. Checkers shall not enter into any agreement with any other creditor whose debt is subordinated to Checkers' primary debt facility that provides for the repayment of such creditor's debt under terms more favorable than those contained in this Agreement.


                                   ARTICLE VII

                                COVENANTS OF NTDT

            NTDT covenants to Checkers as follows:

            7.01 ACTIONS PRIOR TO CLOSING. From and after the date of execution of this Agreement and until the Closing Date, or until this Agreement shall be terminated as herein provided, NTDT shall not (i) sell the Note to any other corporation or person, (ii) pledge the Note to any person or otherwise subject the Note to a lien or encumbrance, (iii) engage in any activity, enter into any transaction or fail to take any action which would be inconsistent with any of the representations and warranties as set forth in Article III of this Agreement as if such representations and warranties were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be such later time.

            7.02 EXTENSION OF THE TERM OF THE NOTE; MODIFICATION OF INTEREST RATE. Upon the execution hereof by NTDT, the term of the Note shall be extended until and the Note shall be payable on the earlier of (i) the Closing Date or
(ii) November 16, 1997; provided however, that in the event the Registration Statement is declared effective by the SEC prior to November 16, 1997, and the partners of NTDT fail to approve this Agreement and the transactions contemplated herein within 30 days after NTDT receives actual notice that the Registration Statement has been declared effective by the SEC, the term of the Note shall be extended automatically until December 31, 1998 and the interest rate shall be reduced to an annual rate of 12%. Similarly, after the Closing Date, if NTDT does not proceed in good faith (as described in Section 6.03 hereof) to convert the New Notes and sell the Common Stock, the term of the Note shall be extended automatically until December 31, 1998 and the interest rate shall be reduced to an annual rate of 12%.

            7.03 REGISTRATION STATEMENT INFORMATION. On request of Checkers, NTDT will furnish to Checkers all information concerning NTDT as is required to be set forth in (i) the Registration Statement and any Resale Registration Statement and (ii) any application or statement made by Checkers to any governmental agency or authority in connection with the transactions contemplated by this Agreement.

            7.04 APPROVAL BY PARTNERS. Promptly after the date on which NTDT receives actual notice that the Registration Statement has been declared effective by the SEC, NTDT shall call a meeting of the partners of NTDT, to be held within 30 days after NTDT's receipt of such notice, for the purpose of obtaining the approval of the partners of NTDT of this Agreement and the transactions contemplated herein. NTDT shall distribute a copy of the Registration Statement to each partner of NTDT along with the notice of such meeting.

            7.05 DISSOLUTION OF NTDT OR DISTRIBUTION OF COMMON STOCK TO THE PARTNERS. Within one year after the Closing, NTDT shall either (i) dissolve and wind up its affairs pursuant to Tennessee law or (ii) distribute the shares of Common Stock issued to NTDT pursuant to the terms of this Agreement to the partners of NTDT, pro rata in accordance with their proportionate ownership interest in NTDT.

            7.06 TRANSFERS OF THE NEW NOTES AND THE COMMON STOCK. Except as permitted herein, NTDT shall not sell, pledge, transfer or otherwise dispose of the New Notes to be received by it hereunder. NTDT shall not sell, pledge, transfer or otherwise dispose of the shares of Common Stock to be received by it upon the conversion of the New Notes except in compliance with the applicable provisions of the 1933 Act and the rules and regulations promulgated thereunder, including Rule 145. In order to assure that any sales of the shares of Common Stock issued hereunder will be made in an orderly manner so as not to adversely affect the market for the Common Stock, for a period of two years after the Closing Date, NTDT shall not, without the prior consent of Checkers, (i) sell in excess of 50,000 shares of Common Stock during any calendar week and (ii) sell in excess of 25,000 shares in any one day; provided however, that additional sales in excess of such limits may be made provided the same are made at a price higher than the lowest then current bid price for the Common Stock (on an "uptick"). Checkers may refuse to register or give effect to any sales in excess of such limitations (NTDT shall provide Checkers with satisfactory evidence that all sales in excess of such limits were made on an uptick). NTDT shall not sell any shares of Common Stock issued hereunder for consideration other than cash. NTDT agrees that it will comply with all of its obligations under Section 6.02 hereof. NTDT shall, upon the distribution of any of the Common Stock to any partner of NTDT, cause such person to deliver an Agreement to Checkers as a condition of such distribution and the transfer of the ownership of such shares upon the stock register of Checkers, which agreement shall contain covenants of such person identical to the covenants of NTDT set forth in this Section 7.06 and a proportionate limitation on sales.


                                  ARTICLE VIII

                      MUTUAL COVENANTS OF CHECKERS AND NTDT

            Each of Checkers and NTDT covenants with the other as follows:

            8.01 CONFIDENTIALITY. All information furnished by one party to the other in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by it and its officers, attorneys, accountants and representatives (including brokers) only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources,
(iii) is required to be disclosed in any document filed with the SEC or any other agency of any government, or (iv) as otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction in the premises after such other party has given reasonable prior written notice to the other parties to this Agreement of the pending disclosure of any such information. In the event that the transactions contemplated by this Agreement shall fail to be consummated, it shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party hereto to be returned to such other party.

            8.02 PREPARATION OF REGISTRATION STATEMENTS. Each party shall cooperate and consult with the other party hereto in the preparation of the Registration Statement and any Resale Registration Statement to be filed by Checkers with the SEC registering the shares of Common Stock to be issued hereunder. When the Registration Statement, any Resale Registration Statement or any Post-Effective Amendment thereto shall become effective, the information prepared by each party for inclusion therein (i) will comply in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations promulgated thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein are necessary to make the statements contained therein not misleading. In no event shall any party hereto be liable to any other party hereto for any untrue statement of a material fact or omission to state a material fact in any registration statement, or any amendment or supplement thereto, or in any report made in reliance upon, and in conformity with, written information concerning the other party hereto furnished by such other party specifically for use in such registration statement or report. Each party hereto shall advise the other party hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or any Resale Registration Statement or any amendment or supplement thereto or that requires the making of a change in the registration statement or any amendment or supplement thereto in order to make any material statement therein not misleading.

            8.03 MISCELLANEOUS AGREEMENTS. Subject to the terms and conditions herein provided, each party shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

            8.04 THE CLOSING. The Closing (the "Closing") of the transactions contemplated herein shall take place at the offices of [JONES & SHOCKLEY, 1319 FIFTH AVENUE NO., NASHVILLE, TENNESSEE], at 10:00 a.m., local time on the third business day following the date on which the partners of NTDT approve this Agreement and the transactions contemplated herein, or at such other time and place as Checkers and NTDT shall agree (the "Closing Date"). The obligations of Checkers and NTDT to close or effect the transactions contemplated in this Agreement shall be subject to satisfaction, unless duly waived, of the applicable conditions set forth in this Agreement.


                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                                CHECKERS AND NTDT

            The respective obligations of each party to effect the transactions contemplated herein shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

            9.01 LITIGATION. Neither Checkers nor NTDT shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated herein.

            9.02 NTDT PARTNER APPROVAL. This Agreement and the transactions contemplated herein shall have been approved by the partners in NTDT pursuant to the provisions of the partnership agreement of NTDT.

            9.03 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have been declared effective by the SEC and the state securities commission in each jurisdiction in which the New Notes to be issued hereunder is required to be registered, and shall not be subject to a stop order or any threatened stop order.

            9.04 CLOSING DATE. The Closing Date shall be on the third business day following the date on which the partners of NTDT approve this Agreement and the transactions contemplated herein after the SEC declares the Registration Statement effective.


                                    ARTICLE X

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF NTDT

            The obligations of NTDT to effect the transactions contemplated herein shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

            10.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Checkers set forth in Article V of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

            10.02 PERFORMANCE OF OBLIGATIONS. Checkers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            10.03 OFFICERS' CERTIFICATE. Checkers shall have furnished to NTDT a certificate dated the Closing Date, signed on behalf of Checkers by its Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer, to the effect that, to his knowledge and belief, the conditions set forth in Sections 10.01 and 10.02 have been satisfied.


                                   ARTICLE XI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF CHECKERS

            The obligations of Checkers to effect the transactions contemplated herein shall be subject to fulfillment at or prior to the Closing Date of the following conditions:

            11.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of NTDT set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

            11.02 PERFORMANCE OF OBLIGATIONS. NTDT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            11.03 CERTIFICATE OF MANAGING GENERAL PARTNER. NTDT shall have furnished to Checkers a certificate dated the Closing Date, signed on behalf of NTDT by its managing general partner, to the effect that, to his knowledge and belief, the conditions set forth in Sections 11.01 and 11.02 have been satisfied.


                                   ARTICLE XII

                DOCUMENTS TO BE DELIVERED AT THE CLOSING BY NTDT

            NTDT shall  deliver  to  Checkers  the  following  documents  at the
Closing:

            12.01 CERTIFICATE OF MANAGING GENERAL PARTNER. A certificate of the managing general partner of NTDT, dated the Closing Date, with respect to the matters set forth in Section 11.03 of this Agreement, as well as the incumbency of the corporate officers of the managing general partner and their signatures, good standing, and the partner resolutions of NTDT approving this Agreement and the transactions contemplated by this Agreement.

            12.02 THE NOTE. The Note, marked "Paid in Full" over the signature of a duly authorized officer of NTDT.

            12.03 OTHER DOCUMENTS. Such other documents as shall be reasonably requested by Checkers and its counsel or required to be delivered pursuant to this Agreement.


                                  ARTICLE XIII

              DOCUMENTS TO BE DELIVERED AT THE CLOSING BY CHECKERS

            Checkers  shall  deliver  to NTDT  the  following  documents  at the
Closing:

            13.01 OFFICER'S CERTIFICATE.  The certificate referred to in Section
10.03 of this Agreement.

            13.02 CERTIFICATE OF SECRETARIAL OFFICER. The certificate of the Secretary or Assistant Secretary of Checkers, dated the Closing Date, with respect to the incumbency of corporate officers and their signatures, corporate good standing and the corporate director resolutions authorizing the transactions contemplated by this Agreement.

            13.03 NEW NOTES. The New Notes executed on behalf of Checkers.

            13.04 OTHER DOCUMENTS. Such other documents as shall be reasonably requested by NTDT or its counsel or required to be delivered pursuant to this Agreement.


                                   ARTICLE XIV

                           TERMINATION AND ABANDONMENT

            14.01 EVENTS OF TERMINATION. This Agreement may be terminated at any time before the Closing Date: (i) by mutual consent of Checkers and NTDT; (ii) by NTDT if any of the conditions precedent found in Articles IX or X of this Agreement have not been met and have not been waived in writing by NTDT; (iii) by Checkers if any of the conditions precedent found in Articles IX or XI of this Agreement have not been met and have not been waived in writing by Checkers; (iv) by NTDT if there is a breach of or failure by Checkers to perform in any material respect any of the representations, warranties, commitments, covenants or conditions under this Agreement, which breach or failure is not cured within five days after written notice thereof is given to Checkers; or (v) by Checkers if there is a breach of or failure by NTDT to perform in any material respect any of the representations, warranties, commitments, covenants or conditions under this Agreement, which breach or failure is not cured within five days after written notice thereof is given to NTDT. In the event of termination and abandonment by any party as above provided in clauses (ii),
(iii), (iv) or (v) of this Section, written notice shall forthwith be given to the other party, which notice shall clearly specify the reason of such party for terminating this Agreement. Termination by either party hereto pursuant to this
Section 14.01 shall not restrict or limit in any manner the remedies which the parties might have at law or in equity for any breach of the covenants, representations, or warranties contained in this Agreement.

            14.02 SURVIVAL. The provisions in Sections 8.01 and 16.13 of this Agreement shall survive the termination of this Agreement.

                                   ARTICLE XV

                                 INDEMNIFICATION

            15.01 SURVIVAL. All representations, warranties, covenants and agreements of each of the parties hereto set forth in this Agreement or in any other instrument or document delivered by any of the parties hereto pursuant to this Agreement shall survive the Closing and shall remain operative and in full force and effect regardless of any investigations at any time made by or on behalf of any party hereto and shall not be deemed merged in any document or instrument executed or delivered at or after the Closing.

            15.02 INDEMNIFICATION BY NTDT. From and after the Closing, NTDT shall indemnify, defend and hold harmless Checkers' Group (as hereinafter defined) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of NTDT contained in this Agreement or otherwise made or given in writing in connection with this Agreement, (ii) any failure by NTDT to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed by it in connection with this Agreement, and (iii) any claims arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or any Resale Registration Statement or any prospectus included therein or arising out of or based upon any omission to state therein a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, insofar as such claims arise out of or are based upon information furnished to Checkers in writing by NTDT for use therein. NTDT shall be liable to and shall reimburse Checkers' Group for any payment made by Checkers' Group at any time after the Closing in respect of any liability, obligation or claim to which the foregoing indemnity relates within five (5) days of the date of receipt by NTDT of written demand for payment thereof by Checkers' Group. If any claim covered by the foregoing indemnity be asserted against Checkers' Group, Checkers shall notify NTDT promptly and give it an opportunity to defend the same, and Checkers shall extend reasonable cooperation to NTDT in connection with such defense. In the event that NTDT fails to defend the same within a reasonable time, Checkers shall be entitled to assume the defense thereof and NTDT shall be liable to repay Checkers for all of its expenses reasonably incurred in connection with such defense (including reasonable attorney's fees and settlement payments). For purposes of this Agreement, the term "Checkers' Group" shall mean Checkers and its subsidiaries, parents, officers, directors, employees, agents, representatives, predecessors, successors, attorneys and accountants.

            15.03 INDEMNIFICATION BY CHECKERS. From and after the Closing, Checkers shall indemnify, defend and hold harmless NTDT's Group (as hereinafter defined) from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of Checkers contained in this Agreement or otherwise made or given in writing in connection with this Agreement, (ii) any failure by any Checkers to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed by it in connection with this Agreement, (iii) any failure by Checkers to comply with the provisions of the 1933 Act or any applicable state securities law in connection with the registration of any of the Common Stock issued hereunder, and (iv) any claims arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or any Resale Registration Statement or any prospectus included therein or arising out of or based upon any omission to state therein a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, other than claims which arise out of or are based upon information furnished by NTDT to Checkers in writing for use therein. Checkers shall be liable to and shall reimburse NTDT's Group for any payment made by NTDT's Group at any time after the Closing in respect of any liability, obligation or claim to which the foregoing indemnity relates within five (5) days of the date of receipt by Checkers of written demand for payment thereof by NTDT's Group. If any claim covered by the foregoing indemnity be asserted against NTDT's Group, NTDT shall notify Checkers promptly and give it an opportunity to defend the same, and NTDT's Group shall extend reasonable cooperation to Checkers in connection with such defense. In the event that Checkers fails to defend the same within a reasonable time, NTDT's Group shall be entitled to assume the defense thereof and Checkers shall be liable to repay NTDT's Group for all of its expenses reasonably incurred in connection with such defense (including reasonable attorney's fees and settlement payments). For purposes of this Agreement, the term "NTDT's Group" shall mean NTDT and its subsidiaries, parents, officers, directors, employees, agents, representatives, predecessors, successors, attorneys and accountants.

                                   ARTICLE XVI

                                  MISCELLANEOUS

          16.01 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the corporate parties hereto and their respective successors and permitted assigns, and of the individual parties hereto and their respective heirs, personal representatives and permitted assigns.

          16.02 PUBLICITY. Subject to the other provisions of this Agreement, press releases and other publicity materials relating to the transactions contemplated by this Agreement shall be released by the parties hereto only after review and with the consent of each of Checkers and NTDT; PROVIDED, HOWEVER, Checkers shall have the right, after consulting with NTDT, to make a public announcement of the execution of this Agreement and a disclosure of the basic terms and conditions of this Agreement if advised to do so by its legal counsel in connection with the reporting and disclosure obligations of Checkers under the federal securities laws and/or the Nasdaq Stock Market.

          16.03 HEADINGS. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

          16.04 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

          16.05 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida without regard to any applicable conflicts of law.

          16.06 EXPENSES. Except as otherwise herein provided, each of the parties hereto shall pay its respective costs and expenses incurred or to be incurred by it in connection with the negotiations respecting this Agreement and the transactions contemplated by this Agreement, including preparation of documents, obtaining any necessary regulatory approvals and the consummation of the other transactions contemplated in this Agreement. Except as expressly stated otherwise herein, the costs related to the preparation and filing of the Registration Statement, any Resale Registration Statement, and all Nasdaq and state securities law filings shall be paid by Checkers, except that NTDT shall bear the expenses of any fees of NTDT's advisors, including legal counsel.

          16.07 NON-ASSIGNMENT. This Agreement shall not be assignable by any party without the written consent of the others.








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



          16.08 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all other prior agreements, understandings and letters related hereto.

          16.09 SINGULAR AND PLURAL. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular includes the plural. Wherever the context so requires, the masculine shall refer to the feminine, the neuter shall refer to the masculine or the feminine, the singular shall refer to the plural, and vice versa.

          16.10 KNOWLEDGE OF NTDT. Wherever any representation, warranty or other statement made in this Agreement is qualified as to the knowledge of NTDT, such qualification shall mean the actual knowledge of NTDT and each of the directors and executive officers of NTDT.

          16.11 NOTICES. Any notice or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date sent if delivered personally or by cable, telecopy, telegram or telex (which is confirmed) or (ii) on the date received if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Checkers, to:

                  Checkers Drive-In Restaurants, Inc.
                  600 Cleveland Street, Eighth Floor
                  Clearwater, Florida 34615
                  Attention: General Counsel
                  Telecopy No.: (813) 298-2125

                  with a copy to:

                  Paul R. Lynch, Esquire
                  Shumaker, Loop & Kendrick
                  101 East Kennedy Boulevard
                  Suite 2800
                  Tampa, Florida  33602
                  Telecopy No.:  (813) 229-1660

                  and,

            (b)   if to NTDT, to:

                  Nashville Twin Drive-Thru Partners, L.P.
                  1314 5th Avenue North, Suite 100
                  Nashville, Tennessee 37208
                  Attention: Roland Jones

                  Telecopy No.:

                  with a copy to:

                  Susan Short Jones, Esquire
                  Jones & Shockley
                  1319 Fifth Avenue No.
                  Nashville, Tennessee  37208
                  Telecopy No.:

          16.12 RIGHTS OF THIRD PARTIES. This Agreement shall not create any legal rights in any person or entity other than the parties to this Agreement, except for Checkers' Group under Section 15.02 and NTDT's Group under Section
15.03 of this Agreement.

          16.13 REMEDIES. Nothing contained in this Agreement shall be construed to restrict or limit in any manner the remedies which the parties might have at law or in equity for any breach of the covenants, representations, or warranties contained in this Agreement.

          16.14 AMENDMENT. This Agreement may be amended or supplemented by the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          16.15 WAIVER. Any party hereto may, by written notice to the other parties hereto, (i) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement, (ii) waive any inaccuracies in the representations or warranties of such other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the conditions or covenants of such other party contained in this Agreement, or (iv) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions, or agreements contained in the Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If, prior to the Closing, any party provides all of the other parties with written notice, which refers specifically to this Section 16.15, that a representation or warranty made by such party in or pursuant to this Agreement is not true, correct and complete and the Closing is consummated notwithstanding such disclosure, such other parties shall be deemed to have waived any claims for indemnification under this Agreement as a result of the inaccuracy of such representation or warranty.








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




          16.16 EFFECTIVENESS. This Amended and Restated Purchase Agreement shall become effective upon execution by all of the parties hereto and the payment by Checkers to NTDT in cash of the amount of One Hundred Ten Thousand Dollars ($110,000.00), One Hundred Thousand Dollars ($100,000.00) of which is to be applied against the principal balance due under the Note, as required under
Section 6.07 hereof, and Ten Thousand Dollars ($10,000.00) of which is to reimburse NTDT for legal expenses as required under Section 6.08.

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


            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


                              CHECKERS DRIVE-IN RESTAURANTS, INC.


                              By:  s/s Joseph N. Stein
                                 -----------------------------------------------
                              Name:  Joseph N. Stein
                              Title: Executive Vice President


                              NASHVILLE TWIN DRIVE-THRU PARTNERS, L.P.

                              By:   Jones & Jones Twin Drive-Thru, Inc.,
                                    General Partner

                                    By:   /s/ Roland L. Jones
                                       -----------------------------------------
                                          Roland L. Jones, President


                              By:   NTD Enterprises, Inc.,
                                    General Partner

                                    By:   /s/ David M. Wilds
                                       -----------------------------------------
                                         David M. Wilds, President


                              JONES & JONES TWIN DRIVE-THRU, INC.


                              By:   /s/ Roland L. Jones
                                 -----------------------------------------------
                                    Roland L. Jones, President


                              NTD ENTERPRISES, INC.,


                              By:   /s/ David M. Wilds
                                 -----------------------------------------------
                                    David M. Wilds, President


                                   /s/ Roland L. Jones
                             ---------------------------------------------------
                             ROLAND L. JONES, Individually


                                      -25-